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                                                                    Exhibit 13.1



                          INDEPENDENT AUDITORS' REPORT

The Butler Employee Savings Trust Plan
  Administrative Committee
Butler Manufacturing Company:


We have audited the accompanying statements of net assets available for plan benefits of Butler Manufacturing Company 401(k) Employee Savings Trust Plan (the Plan) as of December 31, 1996 for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits of each fund.


                                             /s/KPMG Peat Marwick LLP



June 4, 1997






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